Exhibit 10.32

Amended and Restated Loan Agreement

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”), is entered into as of April 29, 2015, between MIDDLESEX WATER COMPANY, PINELANDS WASTEWATER COMPANY, PINELANDS WATER COMPANY, TIDEWATER ENVIRONMENTAL SERVICES, INC., TIDEWATER UTILITIES, INC. UTILITY SERVICE AFFILIATES (PERTH AMBOY) INC., UTILITY SERVICE AFFILIATES INC., and WHITE MARSH ENVIRONMENTAL SYSTEMS, INC. (individually and collectively, the “Borrower”), with an address at 1500 Ronson Road, Iselin, NJ 08330-3020, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at Two Tower Center Boulevard, East Brunswick, New Jersey 08816. This Loan Agreement amends, restates and replaces (but does not constitute a novation of or affect the status or lien priority of any liens or security interest granted pursuant to) an existing Letter Agreement between Middlesex Water Company and the Bank dated August 27, 2001 (as amended, modified, extended or renewed from time to time, the “Existing Loan Agreement”), and the Borrower’s execution of this Loan Agreement constitutes a ratification and confirmation of all liens and security interest granted under or pursuant to the Existing Loan Agreement.

The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1.           Loan. The Bank has made or may make one or more loans (“Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. Each Loan is or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions of the respective Loan, the terms of which are incorporated into this Agreement by reference.

The Loan governed by this Agreement shall include, but is not limited to, the following, together with any additional lines of credit or term loans that Bank may, in its sole discretion, make to Borrower in the future (each additional line of credit or term loan shall be referred to as an “Additional Loan” and shall be a Loan governed hereby):

1.1           Line of Credit. One of the Loans governed by this Agreement is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed $20,000,000.00 (the “Line of Credit”). The “Expiration Date” shall mean January 31, 2016, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower. Notwithstanding anything to the contrary stated in the note evidencing the Line of Credit, the Borrower shall repay the outstanding principal balance of the Line of Credit, together with all accrued and unpaid interest thereon, in an amount sufficient to reduce the outstanding principal balance thereof to zero, for a period of at least thirty (30) consecutive days prior to the original Expiration Date, and annually thereafter if the Expiration Date is extended, at the Bank’s sole discretion.

2.           Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the “Security Documents”), which shall secure repayment of the Loan all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency,

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reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument; (ii) arising under any agreement, instrument or document; (iii) for the payment of money; (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee; (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement; (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner; or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrower that all Obligations including those included in the Loan be cross- collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations, and a default under any Obligation shall be a default under all Obligations.

This Agreement, the Note, the Security Documents and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

3.           Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1.           Existence, Power and Authority. If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2.           Financial Statements. The Borrower has delivered or caused to be delivered to the Bank its most recent Financial Statements (as defined herein). The Financial Statements are true, complete and accurate in all material respects and fairly present the Borrower’s financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower’s operations for the period specified therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied from period to period, subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion. As used herein, “Financial Statements” shall mean (i) with respect to an entity that is not a natural person, consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets statements of income and cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year, prepared in accordance with GAAP, consistently applied from period to period; and (ii) with respect to natural persons, means personal financial statement and federal income tax returns.

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3.3.           No Material Adverse Change. Since the date of the most recent Financial Statements, the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.4.           Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, its members and/or managers, as applicable, if the Borrower is a limited liability company, all its general partners if the Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.5.           No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement if the Borrower is a partnership, its articles or certificate of incorporation, regulations and bylaws if the Borrower is a corporation, its articles or certificate of organization and operating agreement if the Borrower is a limited liability company, or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

3.6.           Title to Assets. The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable; (ii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements; and (iii) those liens or encumbrances, if any, specified on the Addendum.

3.7.           Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending and threatened litigation against the Borrower is listed on the Addendum attached hereto.

3.8.           Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

3.9.           Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so; and (iv) no steps have been taken to terminate any such plan.

3.10.           Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions

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in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against the Borrower, any real property in which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11.           Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

3.12.           Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13.           Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.14.           Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

4.           Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

4.1.           Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2.           Financial Reporting. Deliver or cause to be delivered to the Bank the Financial Statements, reports and certifications, if any, set forth on the Addendum.

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4.3.           Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

4.4.           Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.5.           Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

4.6.           Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.7.           Bank Accounts. Establish and maintain at the Bank the Borrower’s primary depository accounts.

4.8.           Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

4.9.           Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto):

(i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against the Borrower; (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

5.           Negative Covenants. The Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, except as set forth in the Addendum, the Borrower will not, without the Bank’s prior written consent:

5.1.           Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than:

(i)           the Loan and any subsequent indebtedness to the Bank;

(ii)           open account trade debt incurred in the ordinary course of business and not past due;

(iii)           other indebtedness in the form of existing or future New Jersey Economic Development Authority (“NJEDA”) or New Jersey Environmental Infrastructure Trust (“NJEIT”) Bond transactions; and

(iv)           indebtedness in respect of purchase money financings of personal property of the Borrower.

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(v)           other existing or future indebtedness in an aggregate principal amount not to exceed $40,000,000.00.

5.2.           Liens and Encumbrances. Except as provided in Section 3.6, create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement, except (a) liens and encumbrances securing purchase money indebtedness permitted pursuant to Section 5.1(iv) above, (b) liens and encumbrances securing NJEDA or NJEIT Bond transactions permitted pursuant to Section 5.1(iii) above and (c) liens and encumbrances securing indebtedness permitted pursuant to Section 5.1(v).

5.3.           Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

6.           Events of Default. The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1.           Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement.

6.2.           Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

6.3.           Other Default. The occurrence of an Event of Default as defined in the Note or any of the Loan Documents.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7.           Conditions. The Bank’s obligation to make any advance under any Loan is subject to the conditions that as of the date of the advance:

7.1.           No Event of Default. No Event of Default or Default shall have occurred and be continuing.

7.2.           Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization satisfactory to the Bank.

7.3.           Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance satisfactory to the Bank for any party executing any of the Loan Documents.

8.           Expenses. The Borrower agrees to reimburse the Bank, upon the execution of this Agreement, and otherwise on demand, all costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and the collection of all of the Obligations, including but not limited to enforcement actions,

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relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including (i) reasonable fees and expenses of counsel (which may include costs of in-house counsel); (ii) all costs related to conducting UCC, title and other public record searches; (iii) fees for filing and recording documents in the public records to perfect the Bank’s liens and security interests; (iv) expenses for auditors, appraisers and environmental consultants; and (v) taxes.

9.           Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.           Miscellaneous.

10.1.           Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2.           Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

10.3.           Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4.           Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

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10.5.           Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.6.           Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

10.7.           Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

10.8.           Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

10.9.           No Consequential Damages, Etc. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and any Guarantor, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10.           Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank’s interest in the Loan.

10.11.           USA PATRIOT Act Notice. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, the Bank is required to obtain, verify and record information that identifies the Borrower and any Obligors (as defined in the Note), which information includes the name and address of the Borrower and any Obligors and other information that will allow the Bank to identify the Borrower and any Obligors in accordance with the USA PATRIOT Act.

10.12.           Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Borrower hereby authorizes the Bank and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless

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phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

10.13.           Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Bank and the Borrower will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each of the Borrower and the Bank agrees (i) to hold the Confidential Information of the other in strict confidence; (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access to a party’s affiliates and its or their employees, officers, directors, agents, representatives, or other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents and require disclosure or access in the course of employment or services, or to its external or internal auditors or regulatory authorities, and (iii) not to use such Confidential Information except in connection with the Obligations and for the purposes of this Agreement and the other Loan Documents. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (a) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed; (b) is released by the originating party to anyone without restriction; (c) is rightly obtained from third parties who are not, to such receiving party's knowledge, under an obligation of confidentiality; or (d) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each of the Borrower and the Bank agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each of the Borrower and the Bank agrees not to use the other's name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.14.           Sharing Information with Affiliates of the Bank. The Borrower acknowledges that from time to time other financial and banking services may be offered or provided to the Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and the Borrower hereby authorizes the Bank to share any information delivered to the Bank by the Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.15.           Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive

-9-	Form 7G- Multistate Rev 11/14

jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

10.16.           WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST:	MIDDLESEX WATER COMPANY
/s/Jay Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper		A. Bruce O’Connor
Secretary		President, Treasurer & CFO

WITNESS / ATTEST:	PINELANDS WASTEWATER COMPANY
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Vice President
WITNESS / ATTEST:	PINELANDS WATER COMPANY
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Vice President

[Signatures continue on next page]

-10-	Form 7G- Multistate Rev 11/14

WITNESS / ATTEST:	TIDEWATER UTILITIES, INC.
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Treasurer
WITNESS / ATTEST:	UTILITY SERVICE AFFILIATES (PERTH AMBOY) INC.
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Treasurer
WITNESS / ATTEST:	UTILITY SERVICE AFFILIATES INC.
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Treasurer
WITNESS / ATTEST:	TIDEWATER ENVIRONMENTAL SERVICES, INC.
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Treasurer

WITNESS / ATTEST:	WHITE MARSH ENVIRONMENTAL SYSTEMS, INC.
/s/Jay L. Kooper	By:	/s/A. Bruce O’Connor
(SEAL)
Jay L. Kooper Secretary		A. Bruce O’Connor Treasurer
[Signatures continue on next page]
-11-	Form 7G- Multistate Rev 11/14

PNC BANK, NATIONAL ASSOCIATION

By:	/s/Virginia Alling
(SEAL)
Print Name:	Virginia Alling
Title:	Senior Vice President

-12-	Form 7G- Multistate Rev 11/14

ADDENDUM

ADDENDUM to that certain Amended and Restated Loan Agreement dated April 29, 2015 between MIDDLESEX WATER COMPANY, PINELANDS WASTEWATER COMPANY, PINELANDS WATER COMPANY, TIDEWATER ENVIRONMENTAL SERVICES, INC., TIDEWATER UTILITIES, INC., UTILITY SERVICE AFFILIATES (PERTH AMBOY) INC., UTILITY SERVICE AFFILIATES INC., and WHITE MARSH ENVIRONMENTAL SYSTEMS, INC. as the

Borrower and PNC Bank, National Association, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.6          Title to Assets. Describe additional liens and encumbrances below:

N/A

3.7          Litigation. Describe pending and threatened litigation, investigations, proceedings, etc. below:

N/A

3.10        Environmental Matters. Describe pending or threatened litigation or proceeding arising under, relating to or in connection with any Environmental Law below:

N/A

-13-	Form 7G- Multistate Rev 11/14

CONTINUATION OF ADDENDUM

4.2           Financial Reporting Requirements.

1.            Borrower’s Financial Reporting .

(a)           Annual Financial Statements. Within ninety (90) days after the end of each fiscal year, the Borrower’s annual Financial Statements. The Financial Statements will be prepared on an audited basis in accordance with GAAP by an independent certified public accountant selected by the Borrower and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and all accountant examinations shall have been made in accordance with GAAP consistently applied from period to period.

(b)           FORM 10Q. Borrower’s FORM 10Q immediately upon filing.

4.8           Financial Covenants.

N/A

-14-	Form 7G- Multistate Rev 11/14

July 28, 2015

Middlesex Water Company et al

1500 Ronson Road

Iselin, New Jersey 08830-3020

Re:	Renewal of Expiration Date for that certain $20,000,000.00 Committed Line of Credit (“Line of Credit”) extended by PNC Bank, National Association (the “Bank”) to Middlesex Water Company, Pinelands Wastewater Company, Pinelands Water Company, Tidewater Environmental Services, Inc., Tidewater Utilities, Inc., Utility Service Affiliates (Perth Amboy) Inc., Utility Service Affiliates Inc. and White Marsh Environmental Systems, Inc. (collectively, the “Borrower”)

Dear Mr. O’Connor:

We are writing to inform you that the Line of Credit has been renewed. The Expiration Date of the Line of Credit, as set forth in that certain Amended and Restated Committed Line of Credit Note executed and delivered by the Borrower to the Bank dated April 29, 2015 (the “Note”) and/or that certain loan agreement governing the Line of Credit (the “Loan Agreement”), has been extended from January 31, 2016, to January 31, 2017, or such later date as may, in the Bank’s sole discretion, be designated by the Bank by written notice from the Bank to the Borrower. All sums due under the Note, the Loan Agreement or any related documents, instruments and agreements (collectively as amended from time to time, the “Loan Documents”) shall be due and payable on the Expiration Date, as extended hereby. All other terms and conditions of the Loan Documents governing the Line of Credit remain in full force and effect.

Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Virginia G. Alling

Virginia G. Alling

Senior Vice President

Form 7F-1 – Multistate Rev. 5/14